Exhibit 99.2

LOGO

ANDA 77-867

Minrad, Inc.

Attention:	John C. McNeirney
Sr. Vice President
50 Cobham Drive
Orchard Park, NY 14127

Dear Sir:

This is in reference to your abbreviated new drug application (ANDA) dated September 2, 2005, submitted pursuant to section 505(j) of the Federal Food, Drug, and Cosmetic Act (the Act), for Sojourn (Sevoflurane) Inhalation Liquid, 100%, packaged in 250 mL bottles.

Reference is also made to your amendments dated November 17, and December 15, 2006, and March 21, 2007.

We have completed the review of this ANDA and have concluded that adequate information has been presented to demonstrate that the drug is safe and effective for use as recommended in the submitted labeling. Accordingly the ANDA is approved, effective on the date of this letter. The Division of Bioequivalence has determined your Sojourn Inhalation Liquid, 100%, to be bioequivalent and, therefore, therapeutically equivalent to the reference listed drug, Ultane Inhalation Liquid, 100%, of Abbott Laboratories.

The reference listed drug (RLD) upon which you have based your ANDA, Ultane Inhalation Liquid of Abbott Laboratories (Abbott), is subject to periods of patent protection. The following patents and expiration dates are currently listed in the agency’s publication titled Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) for this drug product:

U.S. Patent Number	Expiration Date
5,990,176 (the ’176 patent)	July 27, 2017
6,074,668 (the ’668 patent)	July 09, 2018
6,288,127 (the ’127 patent)	July 27, 2017
6,444,859 (the ’859 patent)	July 27, 2017

Your ANDA contains paragraph IV certifications to each of these patents under section 505(j)(2)(A)(vii)(IV) of the Act stating that these patents are invalid, unenforceable, or will not be infringed by your manufacture, use, or sale of Sojourn Inhalation Liquid, 100%, under this ANDA. Section 505(j)(5)(B)(iii) of the Act provides that approval of an ANDA shall be made effective immediately, unless an action was brought against Minrad, Inc. (Minrad) for infringement of one or more of the patents that were the subjects of the paragraph IV certifications. You have notified the agency that Minrad complied with the requirements of section 505(j)(2)(B) of the Act, and that no action for infringement was brought against Minrad within the statutory 45-day period, which action would have resulted in a 30-month stay of approval under section 505(j)(5)(B)(iii).

        With respect to 180-day generic drug exclusivity, we note that Minrad was the first ANDA applicant to submit a substantially complete ANDA for Sevoflurane Inhalation Liquid, 100%, with a paragraph IV certification to the ’859 patent. Therefore, with this approval, Minrad is eligible for 180-days of generic drug exclusivity for Sevoflurane Inhalation Liquid, 100%. This exclusivity, which is provided for under section 505(j)(5)(B)(iv) of the Act,1 will begin to run from the earlier of the commercial marketing or court decision dates identified in section 505(j)(5)(B)(iv). Please submit correspondence to this ANDA informing the agency of the date the exclusivity begins to run.

Under section 506A of the Act, certain changes in the conditions described in this ANDA require an approved supplemental application before the change may be made.

[1] There was at least one ANDA for Sevoflurane Inhalation Liquid, 100%, 250 mL bottles, with a paragraph IV certification filed before the date of enactment of the Medicare Prescription Drug. Improvement and Modernization Act (MMA) (Public Law 108-173) on December 8, 2003. Therefore, this reference to the 180-day exclusivity provision is to that section of the Act as in effect prior to December 8, 2003. See MMA § 1102(b)(1).

Postmarketing reporting requirements for this ANDA are set forth in 21 CFR 314.80-81 and 314.98. The Office of Generic Drugs should be advised of any change in the marketing status of this drug.

Promotional materials may be submitted to FDA for comment prior to publication or dissemination. Please note that these submissions are voluntary. If you desire comments on proposed launch promotional materials with respect to compliance with applicable regulatory requirements, we recommend you submit, in draft or mock-up form, two copies of both the promotional materials and package insert directly to:

        Food and Drug Administration
        Center for Drug Evaluation and Research
        Division of Drug Marketing, Advertising, and Communications
        5901-B Ammendale Road
        Beltsville, MD 20705

We call your attention to 21 CFR 314.81(b)(3) which requires that all promotional materials be submitted to the Division of Drug Marketing, Advertising, and Communications with a completed Form FDA 2253 at the time of their initial use.

Sincerely yours,

(See appended electronic signature page)

Gary Buehler
Director
Office of Generic Drugs
Center for Drug Evaluation and Research

This is a representation of an electronic record that was signed electronically and this page is the manifestation of the electronic signature

/s/
Robert L. West
5/2/2007 08:31:12 AM for Gary Buehler